Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

La Jolla Pharmaceutical Company

Waltham, Massachusetts

We consent to the incorporation by reference in this Post-Effective Registration Statement on Form S-8 (No. 333-227819, No. 333-221197, No. 333-214722, No. 333-207212 and No. 333-193016) of La Jolla Pharmaceutical Company of our report dated March 8, 2021, relating to the consolidated financial statements of La Jolla Pharmaceutical Company appearing in the Annual Report on Form 10-K for the year ended December 31, 2020 of La Jolla Pharmaceutical Company.

/s/ BAKER TILLY US, LLP

November 4, 2021

San Diego, California